Exhibit 10.6

EXECUTION VERSION

JOINT AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (FREDDIE MAC MSRS) AND AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT AMENDED AND RESTATED PRICING SIDE LETTER

This Joint Amendment No. 3 to Loan and Security Agreement and Amendment No. 2 to Pricing Side Letter (this “Amendment”) is made as of this 24th day of April, 2020, by and among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (the “Lender”), PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC (the “Guarantor”) and PENNYMAC LOAN SERVICES, LLC (the “ Borrower” and the “Servicer”), and amends that certain Loan and Security Agreement, dated as of February 1, 2018, as amended by Amendment No. 1, dated as of January 29, 2020,  and Amendment No. 2, dated as of April 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Lender, the Guarantor and the Borrower, and that certain Loan and Security Agreement Amended and Restated Pricing Side Letter, dated as of September 11, 2019, as amended by Amendment No. 1, dated as of April 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter” and Pricing Side Letter, together with the Loan Agreement, the “Agreements”), by and among the Borrower, the Guarantor and the Lender.

WHEREAS, the Administrative Agent, the Lender, the Guarantor and the Borrower have agreed to amend the Loan Agreement and the Pricing Side Letter as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.     Amendments to the Loan Agreement. Effective as of the date hereof:

(a)         Section 1.1 of Schedule I of the Loan Agreement is hereby amended by deleting the defined terms  “Default Rate,” “Maturity Date,” and “Obligations” in their entirety and replacing such terms with the following:

“Default Rate”  means, with respect to any Loan for any Interest Period, and any late payment of fees or other amounts due hereunder, the Base Rate for the related Interest Period (or for all successive Interest Periods during which such fees or other amounts were delinquent), plus 7.50% per annum.

“Maturity Date” means October 21, 2020.

“Obligations” means the Outstanding Aggregate Loan Amount, all accrued and unpaid interest thereon and all other amounts payable by the Borrower to the Lender pursuant to this Agreement, the Note or any other Facility Document or any amounts payable by a Borrower pursuant to Section 11.12 hereof.

(b)         Section 1.1 of Schedule I of the Loan Agreement is hereby amended by adding the defined terms “Base Rate,” “Financing Documents,” “Other Financing Agreements” and  “PC MRA” in proper alphabetical order:

“Base Rate” has the meaning assigned to the term in the Pricing Side Letter.

“Financing Documents” means any or all of the “Program Agreements,” “Facility Documents” or any similar term as defined in each Other Financing Agreement.

“Other Financing Agreements” means each of the agreements listed on Schedule II hereto, which may be updated from time to time in a written confirmation signed by the parties to this Agreement.

“PC MRA” means the Master Repurchase Agreement, dated as of September 11, 2019, as amended by Amendment No. 1 to the Master Repurchase Agreement, dated as of April 24, 2020, by and among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, PennyMac Loan Services, LLC, as seller, and Credit Suisse AG, Cayman Islands Branch, as buyer, and Private National Mortgage Acceptance Company, LLC, as guarantor, and as may be further amended, restated, supplemented or otherwise modified from time to time.

(c)         Section 1.1 of Schedule I of the Loan Agreement is hereby amended by deleting the defined term “Interest Rate” in its entirety.

(d)         The Loan Agreement is hereby amended by adding the following new section in proper numerical order:

Section 4.06      Other Financing Agreements.  Borrower hereby delivers an irrevocable instruction to the buyer or lender under any Financing Document that upon receipt of notice of an Event of Default under this Agreement, the buyer or lender thereunder is authorized and instructed to (i) remit to Lender hereunder directly any amounts otherwise payable to Borrower and (ii) deliver to Lender all collateral otherwise deliverable to Borrower, to the extent all obligations then due and owing under such Other Financing Agreement have been paid in full.  In furtherance of the foregoing, upon repayment of the outstanding repurchase price or loan amount under any Other Financing Agreement and termination of all obligations of the Borrower thereunder or other termination of the related Financing Documents following repayment of all obligations thereunder, the related buyer or lender under any Financing Document is hereby instructed to deliver to Buyer hereunder any collateral (as such term may be defined under the related Financing Documents) then in its possession or control.

(e)         Section 2.05 of the Loan Agreement is hereby amended by replacing only the first occurrence of the word “LIBOR Rate” therein with “Base Rate.”

(f)         Section 2.08(b) of the Loan Agreement is hereby amended by deleting in its entirety and replacing it with the following:

If, on any Business Day (each, a “Borrowing Base Shortfall Day”), the Lender provides written notice to the Borrower that the Lender has determined in its sole reasonable discretion based on the Borrowing Base Report most recently delivered by the Lender pursuant to Section 2.04 that the Outstanding Aggregate Loan Amount on such day exceeds the lesser of (i) the Borrowing Base and (ii) the Available Facility Amount on such day (such circumstance, a “Borrowing Base Deficiency”), the Borrower (i) on the same day if the Lender notifies Borrower by 11:00 a.m. (New York time) of such Borrowing Base Deficiency, or (ii) if the notice is received later than 11:00 a.m. (New York time), then within one (1) Business Day after the Borrowing Base Shortfall Day, shall repay outstanding Loans (including accrued Interest thereon), in an amount equal to the amount of the Borrowing Base Deficiency specified in the notice provided to the Borrower by the Lender (such requirement a “Margin Call”).

(g)         Section 7.01 of the Loan Agreement is hereby amended by deleting subclause (w)(iv) in its entirety and replacing it with the following:

“Reserved.”

(h)         Section 8.01 of the Loan Agreement is hereby amended by deleting clause (k) in its entirety and replacing it with the following:

“Borrower shall fail to comply with the financial covenants set forth in Section 7.01(w);”

(i)         Section 8.03 of the Loan Agreement is hereby amended by deleting “and” at the end of subclause (d)(ii), adding the following subclause (d)(iii) and renumbering subclause (d)(iii) in proper numerical order:

(iii)       to the Lender or any Affiliate any amount then due to such Persons pursuant to Section 11.12 that have not been paid by the Borrowers; and

(j)         Section 11.12 of the Loan Agreement is hereby amended by adding the language “or any Termination Fee” immediately after “Surplus Proceeds.”

(k)         Schedule 5.02 of the Loan Agreement is hereby amended by adding the following new subclause (vi) to clause (e) thereto, in proper numerical order:

“Borrower has maintained profitability of at least $1.00 in Net Income for at least one of the two prior Test Periods.”

(l)         Schedule 5.02 of the Loan Agreement is hereby amended by deleting clause (k) in its entirety and replacing it with the following:

“The GMSR VF1 Repo and the SPIA VFN Repo are fully drawn based upon the then-current VFN Principal Balance (as defined in the GMSR VF1 Repo and the SPIA VFN Repo, respectively) and with respect to the PC MRA, the outstanding Purchase Price (as defined in the PC MRA) is equal to the Asset Base (as defined in the PC MRA).”

(m)       The Loan Agreement is hereby amended by adding Schedule II attached hereto as Exhibit A in proper numerical order.

SECTION 2.     Amendments to the Pricing Side Letter. Effective as of the date hereof:

(a)         Section 1 of the Pricing Side Letter is hereby amended by deleting the defined terms  “Applicable Margin” and  “Available Facility Amount”  in their entirety and replacing such terms  with the following:

“Applicable Margin” means 6.00%.

“Available Facility Amount”  means: (i) an amount agreed to by the Lender that, when added to the aggregate outstanding repurchase price under the Repo Agreement, the MSR PC Utilized Purchase Price, the SPIA VFN Utilized Purchase Price and the MSR VFN Utilized Purchase Price, would not exceed the Maximum Combined Purchase Price; or (ii) the lesser of: (A) the Borrowing Base; or (B) the amount that, when added to the aggregate outstanding repurchase price under the Repo Agreement, the MSR PC Utilized Purchase Price, the SPIA VFN Utilized Purchase Price and the MSR VFN Utilized Purchase Price, would not exceed the Maximum Combined Committed Purchase Price; provided, however, that the Available Facility Amount shall not exceed the positive difference between $400,000,000 and the sum of (x) the MSR VFN Utilized Purchase Price and (y) the MSR PC Utilized Purchase Price; in each case, as may be modified from time to time in a written confirmation signed by the parties hereto.

For purposes of this definition, the terms “Maximum Combined Purchase Price,” “Maximum Combined Committed Purchase Price,” “MSR VFN Utilized Purchase Price,” “MSR PC Utilized Purchase Price,” and “SPIA VFN Utilized Purchase Price” shall have the meaning assigned to such terms in the MLRA Pricing Side Letter.

(b)         Section 1 of the Pricing Side Letter is hereby amended by adding the following defined term “Base Rate”:

“Base Rate” means the greater of (a) the LIBOR Rate or (b) 0.50%.

SECTION 3.     Fees and Expenses.  The Borrower agrees to pay to the Lender all fees and out of pocket expenses incurred by the Lender in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to the Lender incurred in connection with this Amendment, in accordance with Section 3.03 of the Loan Agreement.

SECTION 4.     Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement or the Pricing Side Letter, as applicable.

SECTION 5.     Limited Effect. Except as amended hereby, each Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreements or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreements, any reference in any of such items to the Agreements being sufficient to refer to the Agreements as amended hereby.

SECTION 6.      Representations. In order to induce the Lender and the Administrative Agent to execute and deliver this Amendment, each of the Borrower and the Guarantor hereby represents to the Administrative Agent and the Lender that as of the date hereof, (i) each of the Borrower and the Guarantor is in full compliance with all of the terms and conditions of the Facility Documents and remains bound by the terms thereof, and (ii) no default or event of default has occurred and is continuing under the Facility Documents.

SECTION 7.     Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5‑1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).

SECTION 8.     Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

SECTION 9.     Miscellaneous.

(a)         This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

(b)         The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreements or any provision hereof or thereof.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Lender, the Administrative Agent, the Guarantor and the Borrower have each caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Authorized Signatory

By:	/s/ Margaret Dellafera
Name:	Margaret Dellafera
Title:	Authorized Signatory

[Joint Amendment No. 3 to Loan and Security Agreement and Amendment No. 2 to Pricing Side Letter (CS - PLS)]

PENNYMAC LOAN SERVICES, LLC, as Borrower

By:	/s/ Pamela Marsh using an electronic signature
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

[Joint Amendment No. 3 to Loan and Security Agreement and Amendment No. 2 to Pricing Side Letter (CS - PLS)]

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as Guarantor

By:	/s/ Pamela Marsh using an electronic signature
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

[Joint Amendment No. 3 to Loan and Security Agreement and Amendment No. 2 to Pricing Side Letter (CS - PLS)]

EXHIBIT A

SCHEDULE II

OTHER FINANCING AGREEMENTS

Third Amended and Restated Master Repurchase Agreement, dated as of April 28, 2017 (as may be amended, restated supplemented or otherwise modified from time to time, the “Mortgage Loan Repurchase Agreement”), by and among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, Cayman Islands Branch, as a committed buyer, Alpine Securitization LTD, as a buyer, PennyMac Loan Services, LLC, as seller, and Private National Mortgage Acceptance Company, LLC, as guarantor.

Master Repurchase Agreement, dated as of December 16, 2016 (as amended by Amendment No. 1, dated as of February 28, 2018, and Amendment No. 2, dated as of April 1, 2020, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2016-MSRVF1 Repurchase Agreement”), by and among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, PennyMac Loan Services, LLC, as seller, and Credit Suisse AG, Cayman Islands Branch, as buyer.

Master Repurchase Agreement, dated as of April 1, 2020 (as amended by Amendment No. 1, dated as of April 24, 2020, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2020-SPIADVF1 Repurchase Agreement”), by and among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, PennyMac Loan Services, LLC, as seller, and Credit Suisse AG, Cayman Islands Branch, as buyer.

Master Repurchase Agreement, dated as of September 11, 2019 (as amended by Amendment No. 1 to the Master Repurchase Agreement, dated as of April 24, 2020 and as may be further amended, restated, supplemented or otherwise modified from time to time, the “PC MRA”), by and among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, PennyMac Loan Services, LLC, as seller, and Credit Suisse AG, Cayman Islands Branch, as buyer, and Private National Mortgage Acceptance Company, LLC, as guarantor.

EXHIBIT A